Gochager Lake, SK
Property Option Amendment March 30, 2009

Amendment to the April 30 2007 Property Option Agreement
between Pacific North West Capital Corp. and Diamond Hunter Ltd.

THIS AMENDED AGREEMENT is made and executed as of March 30, 2009.

WHEREAS:

A. Pursuant to the Agreement entered into between Diamond Hunter Ltd. ("Diamond Hunter") and Pacific North West Capital Corp. ("PFN") dated April 30, 2007 ("Agreement"), whereby Diamond Hunter granted to PFN the option to acquire a 100% interest in the Gochager Lake Property, Saskatchewan.

B. The parties to the Agreement wish to amend the terms of the Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and conditions contained herein, **THE PARTIES HERETO AGREE TO AMEND THE TERMS OF ARTICLE 3 OF THE AGREEMENT AS FOLLOWS:**

1. **Cash Payments to Optionor**

   $15,000 on or before 2nd Anniversary of Agreement
   $15,000 on or before 3rd Anniversary of Agreement

2. **PFN Common Share Payments to Optionor**

   50,000 PFN Shares on or before 2nd Anniversary
   50,000 PFN Shares on or before 3rd Anniversary

3. **Advanced Royalty Payment to Optionor**

   In the case that the price of Nickel maintains a minimum price of US$6.00/lb in the three months preceding each of the 4th, 5th and 6th Anniversaries of the Agreement, Advanced Royalty Payments will be made to the Optionor as follows:

   $20,000 on or before fourth anniversary
   $20,000 on or before fifth anniversary
   $20,000 on or before sixth anniversary

In the case that the price of Nickel does not maintain a minimum price of US$6.00/lb in the three months preceding each of the 4th, 5th and 6th Anniversary of the Agreement, the dollar amount of the Advanced Royalty Payments will be less than $20,000 on the 4th, 5th and 6th Anniversaries of the Agreement, and the actual dollar amount will be negotiated between the parties at the time of the Anniversary.

Advance royalty payments to be deducted from future NSR payments. Advance royalty payments are payable only while the Optionee or a transferee holds an interest in the Property.

4. **Exploration Expenditures**
   The parties agree that required exploration expenditures for the 1st, 2nd and 3rd Anniversary Dates as set forth in the Agreement have been met as of March 30, 2009, and the parties further agree that no additional exploration expenditures are required to fulfill the terms of the Agreement.

All remaining terms of the Agreement will remain the same.

IN WITNESS WHEREOF the parties have executed by their duly authorized officers effective the date first herein set forth.

Pacific North West Capital Corp.

Per: Authorized Signatory

Diamond Hunter Ltd.

Per: Authorized Signatory